                                                                 EXHIBIT 10.12

                               AMENDMENT NO. 6 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         AMENDMENT dated as of November 15, 1999 by and among Lodestar Energy, Inc., a Delaware corporation ("Borrower"), Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (individually, a "Lender" and collectively, the "Lenders"), Congress Financial Corporation, a Delaware corporation ("Congress"), in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the "Agent") and The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as co-agent for Lenders (in such capacity, the "Co-Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Agent, Co-Agent, Lenders, Borrower and Guarantor have entered into financing arrangements pursuant to which Lenders, or Agent on behalf of Lenders, have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Agent, Co-Agent, Lenders, Borrower and Guarantor, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated October 22, 1998, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 21, 1998, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 13, 1999, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated April 30, 1999 and Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated July 16, 1999 (as amended by these Amendments and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

         WHEREAS, the Ridge Top Sellers (as hereinafter defined) are the owners of certain assets located at and used in connection with mining operations conducted by the Ridge Top Sellers in Pike County, Kentucky and Borrower has entered into agreements to purchase the Ridge Top Assets (as hereinafter defined) from the Ridge Top Sellers, as set forth in the Ridge Top Purchase Agreements (as hereinafter defined);

         WHEREAS, Guarantor has agreed to guarantee the Obligations of Borrower to each of Alma (as hereinafter defined), Big Sandy (as hereinafter defined), Citation (as hereinafter defined) and Provident (as hereinafter defined) pursuant to the Alma Surface Agreement (as hereinafter defined), Big Sandy Assignment (as hereinafter defined), the Citation Sublease (as hereinafter defined) and the Provident Assignment (as hereinafter defined), respectively;

         WHEREAS, Borrower has requested that Agent and Lenders make certain supplemental loans to Borrower;

         WHEREAS, in connection with such transactions, Borrower has requested that Agent and Lenders agree to certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.

         1.1 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

                  (a) "ALMA" shall mean Alma Land Company, a Kentucky corporation, and its successors and assigns.

                  (b) "ALMA SURFACE AGREEMENT" shall mean the Surface Agreement, dated of even date with Amendment No. 6, by and among Alma, Borrower and Guarantor, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (c) "AMENDMENT NO. 6" shall mean this Amendment No. 6 to the Amended and Restated Loan and Security Agreement by and among Borrower, Guarantor, Agent, Co-Agent and Lenders.

                  (d) "B&B" shall mean Branham & Baker Coal Company, Inc., a Kentucky corporation, and its successors and assigns.

                  (e) "BIG SANDY" shall mean Big Sandy Company, L.P., a Delaware limited partnership, and its successors and assigns.

                  (f) "BIG SANDY ASSIGNMENT" shall mean the Assignment, Assumption and Guaranty Agreement, dated of even date with Amendment No. 6, by and among B&B, Quaker, Big Sandy, Borrower and Guarantor, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (g) "SUBORDINATED LOAN LETTER AGREEMENT" shall mean the letter agreement, dated of even date with Amendment No. 6, by and among Renco Group, Borrower, Guarantor, Co-Agent and Agent with respect to terms for subordinated loans by Renco Group to Borrower, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (h) "CITATION" shall mean Citation Coal Corporation, a Kentucky corporation, and its successors and assigns.

                  (i) "CITATION SUBLEASE" shall mean the Sublease Agreement, dated of even date with Amendment No. 6, by and among Citation, Borrower and Guarantor, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (j) "DEFERRED PAYMENT" shall mean a payment to be made by Borrower in the amount of $600,000 to the Ridge Top Sellers on the first anniversary of the Closing (as such term is defined in the Ridge Top Asset Purchase Agreement).

                  (k) "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (i) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, PLUS, (ii) depreciation, amortization, depletion of coal reserves and other non-cash charges for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, PLUS, (iii) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), PLUS,
(iv) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (v) the then outstanding principal amount of Indebtedness of Borrower to Renco Group arising pursuant to the subordinated loans made by Renco Group to Borrower pursuant to a request by Agent under the Subordinated Loan Letter Agreement, if any, MINUS (vi) all income (plus all charges, up to the amount of such income) attributable to any Subsidiary of such Person, which is not wholly owned by Guarantor or its subsidiaries, if and to the extent such income was not distributed to such Person in cash.

                  (l) "HIGHWALL MINER" shall mean the Equipment constituting the Metec Highwall Miner and all associated components, including push beams, generators and spare parts.

                  (m) "INTEREST EXPENSE" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP, total interest expense, whether paid or accrued (including the interest component of Capitalized Lease Obligations for such period), but excluding (i) interest paid in property other than cash, and
(ii) any other interest expense not payable in cash.

                  (n) "LETTER OF CREDIT FACILITY LIMIT" shall mean $33,000,000 from the date of Amendment No. 6 through the later of the repayment of $3,350,000 in respect of the Obligations arising pursuant to the Supplemental Loans (including without, limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lenders) or May 1, 2000, and shall mean $30,000,000, thereafter; PROVIDED, THAT, in no event shall the aggregate face amount of the letters of credit outstanding pursuant to the Letter of Credit Facility exceed $30,000,000 in the aggregate.

                  (o) "MAXIMUM CREDIT" shall mean $120,000,000, PROVIDED, THAT, in the event that Lenders do not (i) enter into participation arrangements with a new Participant after the date of Amendment No. 6 on terms and conditions and for amounts acceptable to each Lender AND (ii) repurchase the participation interest of any existing Participant that has not consented to the amendments provided for herein, on terms and conditions acceptable to Lenders, Agent may, at its option, effective upon the date of written notice by Agent to Borrower with respect to such subject, reduce the Maximum Credit to an amount between $120,000,000 and $89,999,999.

                  (p) "PROVIDENT" shall mean Provident Commercial Group, Inc., an Ohio corporation, and its successors and assigns.

                  (q) "PROVIDENT ASSIGNMENT" shall mean the Partial Assignment and Assumption Agreement, dated of even date with Amendment No.6, by and among B&B, Borrower, Guarantor and Provident.

                  (r) "QUAKER" shall mean Quaker Coal Company, Inc., a Kentucky corporation, and its successors and assigns.

                  (s) "RENCO SUBORDINATION AGREEMENT" shall mean the Subordination Agreement, dated of even date with Amendment No. 6, by and among Agent, Borrower, Guarantor and Renco Group and acknowledged by Borrower, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (t) "REVOLVING CREDIT FACILITY LIMIT" shall mean $87,000,000 from the date of Amendment No. 6 through the later of the repayment of $3,350,000 in respect of the Obligations arising pursuant to the Supplemental Loans (including without, limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lenders) or May 1, 2000, and shall mean $90,000,000, thereafter, EXCEPT, THAT, such limit may be further reduced at any time by an amount equal to the amount of any reduction in the Maximum Credit in accordance with Section 1.1(o) of Amendment No. 6.

                  (u) "RIDGE TOP" shall mean the Ridge Top Coal Corporation, a Kentucky corporation, and its successors and assigns.

                  (v) "RIDGE TOP ASSETS" shall mean all of the assets and properties acquired by Borrower from the Ridge Top Sellers pursuant to the Ridge Top Purchase Agreements, including, but not limited to, certain contracts, coal leases, equipment, permits, records and surface leases as described on EXHIBIT A hereto, including certain non-extracted minerals (consisting of coal and coal reserves) located in, on or under the Ridge Top Real Property, all buildings, fixtures and improvements on the Ridge Top Real Property.

                  (w) "RIDGE TOP ASSET PURCHASE AGREEMENT" shall mean the Asset Purchase Agreement, dated September 30, 1999, by and between the Ridge Top Sellers and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (x) "RIDGE TOP PURCHASE AGREEMENTS" shall mean, individually and collectively, the Ridge Top Asset Purchase Agreement, the Alma Surface Agreement, the Big Sandy Assignment, the Citation Sublease and the Provident Assignment, together with any bills of sale, deed and assignments, royalty agreements, assignment and assumption agreements, leases, subleases and such other instruments of transfer or lease as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; PROVIDED, THAT, the term "Ridge Top Purchase Agreements" as such term is defined herein shall not include any of the "Financing Agreements" as such term is defined herein.

                  (y) "RIDGE TOP MORTGAGES" shall mean, individually and collectively, the deeds of trust, mortgages and other security agreements to be entered into by Borrower, as grantor and Agent, as grantee, with respect to the Ridge Top Real Property, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (z) "RIDGE TOP REAL PROPERTY" shall mean the Real Property of Borrower purchased from the Ridge Top Sellers or leased or subleased from Alma or Citation and located in Pike County, Kentucky as more particularly described on EXHIBIT B hereto.

                  (aa) "RIDGE TOP SELLERS" shall mean, collectively, each of the following (and their respective successors and assigns): (1) B&B,
(2) Quaker and (3) Ridge Top.

                  (bb) "SUPPLEMENTAL LOANS" shall mean the loans hereafter made by Agent and Lenders to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section
4.1 of Amendment No. 6.

                  (cc) "SUPPLEMENTAL LOAN LIMIT" shall mean $6,700,000, and shall be reduced by $1,675,000 each quarter commencing February 1, 2000 until the Supplemental Loan Termination Date, and shall mean zero at all times after the Supplemental Loan Termination Date.

                  (dd) "SUPPLEMENTAL LOAN TERMINATION DATE" shall mean October 31, 2000.

         1.2 AMENDMENT TO DEFINITIONS.
                   (a) The term "Consolidated Net Worth" in the Loan Agreement shall be amended to add to the end of clause (a) thereof, immediately before the word "and":

                "plus the then outstanding principal amount of Indebtedness of Borrower to Renco Group arising pursuant to the subordinated loans made by Renco Group to Borrower pursuant to a request by Agent under the Subordinated Loan Letter Agreement, if any."

                  (b) All references to the term "Loans" herein and in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans.

                  (c) All references to the term "Obligations" herein and in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans as defined herein.

         1.3 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement.

         2.  CONSENTS.

         2.1 Subject to the terms and conditions contained herein, Agent and Lenders hereby consent to the following:

                  (a) the purchase by Borrower of the Ridge Top Assets pursuant to the Ridge Top Purchase Agreements (as in effect on the date hereof);

                   (b) the Indebtedness of Borrower to the Ridge Top Sellers in respect of the Deferred Payment in an amount not to exceed $600,000;

                  (c) the release of Agent's lien and security interests for the benefit of Lenders with respect to the Highwall Miner; and

                  (d) the guarantee by Guarantor of the obligations of Borrower to each of Alma, Big Sandy, Citation and Provident pursuant to the Alma Surface Agreement (as in effect on the date hereof), the Big Sandy Assignment (as in effect on the date hereof), the Citation Sublease (as in effect on the date hereof) and the Provident Assignment (as in effect on the date hereof), respectively.

                   2.2 The consents of Agent and Lenders set forth in
Section 2.1 above are subject to the satisfaction of each of the following (in addition to those conditions set forth in Section 7 below):

                  (a) each of the foregoing shall have occurred by no later than November 15, 1999; and

                  (b) notwithstanding anything to the contrary in the Loan Agreement, none of the Ridge Top

                  Assets at, on or under the Ridge Top Real Property, shall constitute Eligible Accounts, Eligible Inventory or Eligible Equipment, as each such term is defined in the Loan Agreement, EXCEPT, THAT, such Accounts, Inventory or Equipment will, after the date hereof, be considered Eligible Accounts, Eligible Inventory or Eligible Equipment, on and after each of the following conditions shall have been satisfied as determined by Agent: (i) Agent shall have completed a field examination of the businesses, operations and assets acquired by Borrower pursuant to the Ridge Top Purchase Agreement in accordance with Agent's customary procedures and practices and as otherwise required by the nature and circumstances of such businesses, operations and assets, the results of which shall be satisfactory to Agent;
(ii) Agent shall have received written reports or appraisals of any or all of the Collateral located on or under the Ridge Top Real Property, in form, scope and methodology acceptable to Agent, by an appraiser acceptable to Agent, addressed to Agent and on which Agent is expressly permitted to rely;
(iii) Agent shall have established such advance rates and additional criteria for eligibility and such other terms and conditions with respect to such Accounts, Inventory and Equipment as Agent may determine (if any) based on the results of such field examination; and (iv) such Accounts, Inventory and Equipment shall satisfy all of the criteria for eligibility so as to constitute Eligible Accounts, Eligible Inventory or Eligible Equipment (including criteria set forth in the Loan Agreement as in effect on the date hereof and such additional criteria as determined by Agent as provided above).

         3. AMENDMENTS TO NOTES. For the period from the date hereof through and including the later of, the repayment of $3,350,000 in respect of the Obligations arising pursuant to the Supplemental Loans (including without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lenders) or May 1, 2000:

         3.1 the Revolving Credit Notes shall be amended to reduce the maximum amount of the Indebtedness arising pursuant to the Loans and evidenced thereby from $90,000,000 to $87,000,000 and the Letter of Credit Notes shall be amended to increase the maximum amount of the Indebtedness arising pursuant to the Tranche B Letter of Credit Accommodations and the Supplemental Loans and evidenced thereby from $30,000,000 to $33,000,000 and, at all times thereafter, and until all of the Obligations are indefeasibly paid in full, the Revolving Credit Notes shall be amended to increase the maximum amount of the Indebtedness arising pursuant to the Loans and evidenced thereby from $87,000,000 to $90,000,000 and the Letter of Credit Notes shall be amended to reduce the maximum amount of the Indebtedness arising pursuant to the Tranche B Letter of Credit Accommodations and the Supplemental Loans and evidenced thereby from $33,000,000 to $30,000,000, EXCEPT, THAT, the amount of the Revolving Credit Notes may be reduced at any time in connection with a reduction in the amount of the Maximum Credit in accordance with Section 1.1(o) of Amendment No. 6 and the resulting reduction in the Revolving Credit Facility Limit in accordance with Section 1.1(s) of Amendment No. 6; and

         3.2 The Letter of Credit Notes shall be amended to add the words "and the Supplemental Loans (as such term is defined in Amendment No. 6)" in each of the following places:

                  (a) following the parenthetical in subsection (ii) of the first paragraph of page 1;
                  (b) following the words the Loan Agreement in the fourth line of the second paragraph of page 1; and

                  (c) following the words "Tranche B Letter of Credit Accommodations" each time such words appear in the first full paragraph and the third paragraph on page 2.

                                    .
         4. AMENDMENTS TO LOAN AGREEMENT.

         4.1 SUPPLEMENTAL LOANS.

                  (a) In addition to the Loans which may be made by Lenders to Borrower pursuant to Sections 3.1 and 3.2 of the Loan Agreement on or after the date hereof, upon the request of Borrower made at any time after the date hereof and prior to the Supplemental Loan Termination Date, and subject to and upon the terms and conditions contained herein and in the Loan Agreement and the other Financing Agreements, Lenders agree to make the Supplemental Loans to Borrower from time to time prior to the Supplemental Loan Termination Date, in an amount requested by Borrower, up to the amount equal to the Supplemental Loan Limit as then in effect.

                  (b) Except in Agent and Lenders' discretion, Borrower shall not have any right to request, and Lenders shall not make any Supplemental Loans in excess of the Supplemental Loan Limit or at any time on or after the Supplemental Loan Termination Date.

                  (c) The Supplemental Loans shall be secured by all Collateral and evidenced by the Letter of Credit Notes. Notwithstanding anything to the contrary contained herein or in the Loan Agreement or the other Financing Agreements, (i) on each date when any reduction in the Supplemental Loan Limit becomes effective, Borrower agrees absolutely and unconditionally to automatically and without notice or demand to make a payment in respect of the Supplemental Loans in an amount equal to the excess, if any, of the aggregate unpaid principal amount of the Supplemental Loans over the Supplemental Loan Limit as so reduced in immediately available funds and (ii) unless sooner demanded by Lender in accordance with terms of the Loan Agreement or the other Financing Agreements, Borrower further agrees that all outstanding and unpaid Obligations arising pursuant to the Supplemental Loans (including without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrowers to Lenders) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrower shall pay to Agent in immediately available funds all such Obligations on the Supplemental Loan Termination Date. Interest shall accrue and be due, until and including the next business day, if amount paid by Borrowers to the bank account designated by Agent for such purpose is received in such bank account later than 11:00 a.m., New York City time.

                  (d) Section 3.1(d) of the Loan Agreement is hereby amended to add a new Section 3.1(d) (iv) thereto as follows:

                ", and (iv) the aggregate outstanding principal amount of the Tranche B Letter of Credit Accommodations and the Supplemental Loans shall not exceed the Letter of Credit Availability."

                  (e) Borrower and Guarantor each acknowledge and agree that, notwithstanding anything to the contrary contained in the Loan Agreement or the Financing Agreements, the failure of Borrower to pay such Obligations arising pursuant to the Supplemental Loans on the effective date of any reduction in the Supplemental Loan Limit to the extent set forth in Section 4.1(c) above or all of such Obligations arising pursuant to the Supplemental Loans on or before the Supplemental Loan Termination Date, shall constitute an Event of Default.

         4.2 LETTER OF CREDIT ACCOMMODATIONS. Section 3.2 of the Loan Agreement is hereby amended to add a new Section 3.2(k) thereto as follows:

                "(k) Borrower shall cause an updated appraisal with respect to the Eligible Equipment, in form scope and methodology acceptable to Agent, and addressed to Agent and Lenders, and on which Agent and Lenders are expressly permitted to rely, and prepared by MB Valuation Services, Inc. (or other appraiser acceptable to Agent), to be delivered to Agent on or before February 1, 2000 and a minimum of every six (6) months thereafter."

         4.3 INDEBTEDNESS. Section 7.3 of the Loan Agreement is hereby amended by adding a new Section 7.3(u) thereto as follows:

                "(u) Indebtedness of Borrower to Renco Group arising pursuant to or in connection with the loans to be made by Renco Group to Borrower pursuant to a request by Agent for such loans under the Subordinated Loan Letter Agreement; PROVIDED, THAT, (i) such Indebtedness is and shall only be unsecured, (ii) the terms and conditions of such Indebtedness shall be acceptable in all respects to Agent, (iii) such Indebtedness shall not exceed $6,000,000 at any time outstanding, (iv) Borrower shall not, directly or indirectly, make any payments with respect to such Indebtedness, EXCEPT THAT Borrower may make payments in respect of such Indebtedness so long as the following conditions are satisfied (or as permitted in accordance with Section 3(b) of the Subordinated Loan Letter Agreement), as determined by Agent: (A) as of the date of any such payment and after giving effect thereto, the Excess Revolving Credit Availability shall not be less than $12,000,000, and for each of the thirty (30) consecutive days immediately prior to any such payment, Excess Revolving Credit Availability shall not have been less than $12,000,000 and (B) as of the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (v) Borrower shall not, directly or indirectly, without the prior written consent of Agent: (A) amend, modify, alter or change any terms of such Indebtedness or any other provisions of any agreement, document or instruments to the extent such provision governs or affects the Indebtedness without the prior written consent of Agent, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vi) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be."

         4.4 CONSOLIDATED NET WORTH. Section 7.10(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(b)     On or after October 30, 1998                  ($71,500,000)
                           and all times thereafter"

         4.5 CAPITAL EXPENDITURES. Section 7.11 of the Loan Agreement is hereby amended to add a new Section 7.11(d) thereto as follows:

         " and (d) such limitation shall not apply to the Capital Expenditures by Borrower of up to $6,700,000, paid pursuant to the Ridge Top Purchase Agreements as in effect on the date of Amendment No. 6."

         4.6 EBITDA. Section 7 of the Loan Agreement is hereby amended to add a new section 7.25 thereto as follows:

         "7.25 EBITDA. Borrower shall, for each month listed below, have cumulative EBITDA of not less than the amount listed below opposite each such month (and such covenant shall be reset each year thereafter based upon projections delivered by Borrower to Agent and in a manner reasonably acceptable to Borrower and Agent):



                      MONTH ENDING                         MINIMUM EBITDA
                      ------------                         --------------
                      November 30, 1999                    $  2,237,000
                      December 31, 1999                    $  4,313,000
                      January 31, 2000                     $  6,069,000
                      February 29, 2000                    $  8,933,000
                      March 31, 2000                       $ 12,403,000
                      April 30, 2000                       $ 15,241,000
                      May 31, 2000                         $ 18,191,000
                      June 30, 2000                        $ 21,011,000
                      July 31, 2000                        $ 23,542,000
                      August 31, 2000                      $ 27,592,000
                      September 30, 2000                   $ 31,388,000
                      October 31, 2000                     $ 35,204,000"



         50 AMENDMENTS TO AMENDMENT NO. 5.

         5.1 Section 2 (2) of Amendment No. 5 is hereby deleted in its entirety and replaced with the following sentence:

                "Notwithstanding anything to the contrary in the Loan Agreement,
         (A) none of the Grand Valley Assets, Horizon Assets and White Oak Assets, constituting Equipment, and located on the Grand Valley Real Property shall constitute Eligible Equipment EXCEPT THAT such Equipment will be considered Eligible Equipment, within ten (10) days after Agent shall have received, an appraisal in form and substance satisfactory to Agent, addressed to Agent and Lenders, on which Agent and Lenders are expressly permitted to rely, and prepared by MB Valuation Services, Inc. (or other appraiser acceptable to Agent) and to the extent that such Equipment shall satisfy all of the criteria for eligibility so as to constitute Eligible Equipment, AND (B) none of the Grand Valley Assets, Horizon Assets and White Oak Assets which constitute Coal Reserves shall be included in the calculation of Letter of Credit Availability for purposes of Section 3.2(g) of the Loan Agreement EXCEPT THAT such Coal Reserves shall be included in such calculation within ten (10) days after Agent shall have received, an appraisal setting forth the distressed sale value of such Coal Reserves, in form and substance satisfactory to Agent, addressed to Agent and Lenders, on which Agent and Lenders are expressly permitted to rely, and prepared by Marshall Miller & Associates (or other appraiser acceptable to Agent)."

         5.2 The term "Coal Inventory" as defined in Amendment No. 5 shall have such meaning only with respect to the agreements and amendments to the Loan Agreement set forth in Amendment No. 5.

         60 REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lenders and Agent pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders and Agent as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of Amendment No.6 and shall be incorporated into and made a part of the Financing Agreements):

         6.1  ACQUISITION OF RIDGE TOP ASSETS.

                  (a) The Ridge Top Purchase Agreements and the transactions contemplated under each have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as have been disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein. After giving effect to the Ridge Top Purchase Agreements, Borrower has acquired good and marketable title or a valid leasehold interest to the Ridge Top Assets. All amounts paid by Borrower pursuant to the Ridge Top Purchase Agreements have been paid with the proceeds of the Loans.

                  (b) All of the Ridge Top Assets to be acquired, leased or subleased by Borrower pursuant to the Ridge Top Purchase Agreements are located in Pike County, Kentucky on premises being acquired, leased or subleased by Borrower from the Ridge Top Sellers and/or Alma, Citation, Big Sandy and Provident. No consignees, processors or other third party is in possession of any Coal Inventory, Inventory or other Collateral acquired pursuant to the Ridge Top Purchase Agreements. Except as set forth on EXHIBIT C hereto, the Ridge Top Assets are free and clear of all liens, claims, encumbrances and security interests other than any tax, mechanics, materialmen and landlord statutory liens otherwise permitted under the Loan Agreement.

                  (c) All actions and proceedings required by the Ridge Top Purchase Agreements, applicable law or regulation have been taken and the transactions contemplated thereunder have been duly and validly consummated. Except as set forth on Exhibit D hereto, Borrower has received all necessary consents and approvals of third parties to the transactions contemplated by the Ridge Top Purchase Agreements.

                  (d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Ridge Top Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Ridge Top Purchase Agreements.

                  (e) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the Ridge Top Purchase Agreements.

         6.2 NO DEFAULT. No Event of Default exists on the date of Amendment No. 6 (after giving effect to the amendment to the Loan Agreement made by the provisions of Amendment No. 6).

         6.3 CORPORATE POWER AND AUTHORITY. This Amendment has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date of Amendment No. 6 and the agreements and obligations of Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms.

         6.4  ADDITIONAL ITEMS TO BE DELIVERED.

                  (a) Borrower hereby agrees that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, Borrower shall deliver or cause to be delivered to Agent, the following items, each in form and substance satisfactory to Agent, as soon as possible, but in any event, by no later than November 30, 1999:

                           (i)  Agent  shall  receive,   all  other
consents,   waiver,   acknowledgments,   releases, terminations and other
agreements, documents from third parties which Agent may deem necessary or desirable in order to permit, protect and perfect security interests in and liens upon the Collateral consisting of the Ridge Top Assets or to effect the provisions or purposes of this consent or the other Financing Agreements; PROVIDED, THAT, the foregoing shall not include the consents of lessors of the Ridge Top Real Property to the Ridge Top Mortgages;

                           (ii) Agent shall have received evidence that the
Agent has a valid perfected first priority security interest in all of the Collateral consisting of the Ridge Top Assets;

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

                           (iii) Agent shall have received written reports or
appraisals of any or all of the Ridge Top Assets constituting Equipment, in form, scope and methodology acceptable to Agent, by an appraiser acceptable to Agent, addressed to Agent and on which Agent is expressly permitted to rely including, the Caterpillar Model 5230 Hydraulic Shovel, S/N 77LL00022 and the 3516 Diesel Engine S/N 2PK00503;

                           (iv) Agent shall have received the Ridge Top
Mortgages, in each case as duly authorized, executed and delivered by Borrower; and

                           (v) Agent shall have received UCC-1 financing
statements or UCC-3 amendments with respect to UCC-1 financing statements by and between Agent, as secured party and Borrower, as debtor with respect to the Ridge Top Assets consisting of fixtures and minerals for filing in the appropriate government recording offices, as determined by Agent, in each case as duly authorized, executed and delivered by Borrower.

                  (b) Borrower hereby agrees that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, Borrower shall deliver or cause to be delivered to Agent, written reports or appraisals of any or all of the Ridge Top Assets constituting Collateral (other than Equipment) located on or under the Ridge Top Real Property in form, scope and methodology acceptable to Agent, by an appraiser acceptable to Agent, addressed to Agent and on which Agent is expressly permitted to rely, as soon as possible, but in any event, by no later than January 15, 1999.

                   (c) Borrower hereby agrees that, in addition to all other terms, conditions and provisions set forth in the Financing Agreements, Borrower shall use its best efforts (without the payment of money) to deliver Collateral Access Agreements with respect to any of the premises of Borrower acquired, leased or subleased pursuant to the Ridge Top Agreements, in each case, duly executed and delivered by the owner, lessor or sublessor of such premises (other than Alma, Big Sandy or Citation).

         70 CONDITIONS PRECEDENT. The effectiveness of the consents, waivers and other terms and conditions contained herein shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

         7.1 the Subordinated Loan Letter Agreement and the Renco
Subordination Agreement, each duly authorized, executed and delivered by Borrower;

         7.2 evidence that the Ridge Top Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Ridge Top Purchase Agreements have been consummated prior to or contemporaneously with the execution of this consent;

         7.3 Collateral Access Agreements with respect to any of the premises of Borrower acquired, leased or subleased pursuant to the Ridge Top Purchase Agreements, from Citation, Alma and Big Sandy, in each case, duly executed and delivered by Citation, Alma and Big Sandy as the owner and lessor of such premises;

         7.4 UCC, Federal and State tax lien and judgment lien searches against the Ridge Top Sellers in the jurisdictions in which any of the Ridge Top Assets are located;

         7.5 an environmental audit of the Ridge Top Property, dated September 7, 1999, and conducted by Summit Engineering, Inc. and a letter, dated November 2, 1999, addressed to Agent from such environmental engineer permitting Agent and Lenders to rely on such environmental audit;

         7.6 a pay proceeds authorization letter, duly authorized, executed and delivered by Borrower providing for the authorization of Agent to remit certain proceeds of the Loans to the Ridge Top Sellers; and

         7.7 UCC-3 termination statements for each of the UCC-1 financing statements, filed of record, by and between each of the parties set forth on EXHIBIT E hereto, as secured party and any of the Ridge Top Sellers, as the case may be, as debtor, duly authorized, executed and delivered by such secured parties and a release agreement executed by the judgment creditor with respect the Notice of Judgment Lien, KENNETH ROWE, ET AL. V. S&L COAL SALES, INC., Pike County Circuit Court, Division No. I, Civil Action No. 96-CI-00429.

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

         80 FEE. In consideration of Amendment No. 6, Borrower shall on the date hereof, pay to Agent, for the ratable benefit of Lenders, and Agent may at its option charge to the account of Borrower maintained by Agent, a fee in the amount of $200,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

         90 ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

         100 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrower or to entitle Borrower to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         110 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

         120 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         130 BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         140 COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.









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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                Very truly yours,

                                LODESTAR ENERGY, INC.

                                By: /s/ ROGER FAY
                                   --------------
                                Title:   VICE PRESIDENT
                                      -----------------


                                LODESTAR HOLDINGS, INC.
                                By: /s/ ROGER FAY
                                   --------------
                                Title:   VICE PRESIDENT
                                      -----------------



AGENT:

CONGRESS FINANCIAL CORPORATION, for
itself and as Agent

By:  /s/ THOMAS A. MARTIN
   ----------------------
Title:   ASSISTANT VICE PRESIDENT
      ---------------------------


CO-AGENT:

THE CIT GROUP/BUSINESS CREDIT, INC., for itself and as Co-Agent

By: /s/ CHRISTOPHER HILL
   ---------------------
Title:  ASSISTANT VICE PRESIDENT
      --------------------------






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